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                                                                    Exhibit 23.1
                                                                    ------------

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated February 19, 1999, except for Note 15, as to which the date is July 23, 1999, on the consolidated balance sheets of Woods Equipment Company as of January 2, 1999 and December 27, 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three fiscal years in the period ended January 2, 1999 and our report, dated June 18, 1999, on the balance sheets of Central Fabricators, Inc. as of December 31, 1998 and 1997, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended; in the Registration Statement (Form S-4 No. 333-XXXXX) and related Prospectus of Woods Equipment Company and WEC Company for the registration of $51,927,000 of 15.0% Senior Discount Debentures due 2011, Series B, of Woods Equipment Company, and $130,000,000 of 12.0% Senior Notes due 2009, Series B, of WEC Company.

/s/ Ernst & Young LLP

Chicago, Illinois
October 8, 1999